UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 14, 2014

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 14, 2014, A. Malachi Mixon, III and Invacare Corporation (the “Company” or “Invacare”) entered into a Retirement Agreement and Release (the “Mixon Retirement Agreement”) memorializing the terms of Mr. Mixon’s retirement and resignation as the Executive Chairman of the Company, effective as of December 21, 2014. Mr. Mixon will continue his responsibilities as a non-employee member of the Board until the 2015 annual meeting when the Company will nominate him for one additional term after which he will reach the Board’s mandatory retirement age of 75.

Also on November 14, 2014, Joseph B. Richey, II and the Company entered into a Retirement Agreement and Release (the “Richey Retirement Agreement”) memorializing the terms of Mr. Richey’s retirement and resignation as the President - Invacare Technologies Division and Senior Vice President - Electronic and Design Engineering of the Company, effective as of November 30, 2014.
Mixon Retirement Agreement
The principal terms of the Mixon Retirement Agreement provide that:

•	Mr. Mixon will retire as Executive Chairman, and as an employee of the Company and its subsidiaries, as of December 21, 2014, after more than 35 years of service.

•
Mr. Mixon will receive a retirement payment in the amount of $245,000, to be paid no later than March 15, 2015, less any applicable payroll taxes and withholdings and consistent with the Company’s regular payroll practices.

•
The Company will satisfy its obligations under the previously-disclosed Retirement Benefit Agreement between Mr. Mixon and the Company, dated February 4, 2008, which resulted from certain benefits promised to Mr. Mixon by the Compensation and Management Development Committee of the Board in March 2000, as set forth in that agreement, including the following:

(a)
an amount of $200,000 per year for the five calendar years following retirement to reimburse Mr. Mixon for office and clerical support, financial and estate planning services, and other reasonable expenses Mr. Mixon incurs in connection with consulting services he provides to the Company pursuant to that agreement (with the full $200,000 amount to be paid each year irrespective of the actual amount of expenses incurred);

(b)	up to $30,000 per year for the cost of a private jet or first-class airfare during the five calendar years following retirement;

(c)	home security costs of up to $2,000 per year for the five calendar years following retirement; and

(d)	the annual premium cost for medical insurance covering Mr. Mixon and his spouse, and his participation in the medical checkup benefit, for the five calendar years following retirement.

•	The Company has amended Mr. Mixon’s outstanding time-based restricted stock awards granted under the Company’s equity compensation plans aggregating 24,300 unvested shares to provide that such shares will continue to vest following retirement in accordance with the vesting schedule in the applicable award agreement through the earlier of the end of the applicable vesting period or Mr. Mixon’s death (in which event unvested shares will vest in his estate or personal representative).

•
All unvested portions of any stock option awarded to Mr. Mixon will terminate and expire as of his retirement. Any vested portions of stock options awarded to Mr. Mixon will remain exercisable following retirement for the duration of the term of the applicable option agreement, to the extent provided in the applicable award agreement.

•
The Company will reimburse Mr. Mixon for his reasonable business expenses incurred during 2014 prior to his retirement and for up to $25,000 of his legal fees and expenses incurred in connection with his retirement and the Mixon Retirement Agreement.

•
If a change in control of the Company occurs on or before January 31, 2016, any unpaid retirement benefit amounts described in the second bullet above or vesting of restricted stock awards provided under the Mixon Retirement Agreement will accelerate and be payable to Mr. Mixon or vest following the change in control.

•
Mr. Mixon will continue his service on the Company’s Board of Directors as a director for the remainder of his term or until his earlier resignation. Further, absent compelling circumstances, the Company will nominate Mr. Mixon and recommend him for election at the Company’s 2015 annual meeting of shareholders to an additional one year term.

•
Mr. Mixon will become entitled to any benefits he has accrued under the Company’s retirement benefit plans upon his retirement. Mr. Mixon’s further participation as an active employee under the retirement benefit plans will cease as of his retirement and he will not be entitled to any additional benefit accruals under the plans. See the Company's 2014 definitive proxy statement on Schedule 14A for a more detailed description of the benefits for Mr. Mixon under the Company's retirement benefit plans.

Under the Mixon Retirement Agreement, in order for Mr. Mixon to receive the payments and benefits described in the second, fourth and sixth bullet points above (the "Contingent Benefits"), he must agree, on or before December 30, 2014, to a general release of claims against the Company. Mr. Mixon also agreed to certain confidentiality and non-competition obligations relating to the Company, which will not apply if he does not receive the Contingent Benefits.
The foregoing summary of the terms and conditions of the Mixon Retirement Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.
Richey Retirement Agreement
The Richey Retirement Agreement supersedes and replaces any other prior agreements, contracts or promises with respect to Mr. Richey’s employment or separation from the Company, except to the extent provided in the Richey Retirement Agreement. The principal terms of the Richey Retirement Agreement provide that:

•	Mr. Richey will retire as President - Invacare Technologies Division and Senior Vice President - Electronic and Design Engineering, and as an employee of the Company and its subsidiaries, as of November 30, 2014, after 30 years of service.

•
Mr. Richey will be paid retirement benefits at a rate equal to 100% of his current salary (which salary is $435,000 annually) payable following retirement, in accordance with the Company’s regular payroll cycle, for periods aggregating up to 12 months following retirement.

•
Mr. Richey will be paid an additional amount of $550 per month in lieu of certain welfare benefits he would have been entitled to had he remained an employee, for periods aggregating up to 12 months following retirement.

•
The Company has amended certain of Mr. Richey’s outstanding time-based restricted stock awards granted under the Company’s equity compensation plans aggregating 4,500 unvested shares to provide that such shares will continue to vest in accordance with the vesting schedule in the applicable award agreement through the earlier of the end of the applicable vesting period or Mr. Richey’s death (in which event unvested shares will vest in his estate or personal representative).

•
The Company has amended Mr. Richey’s outstanding stock options granted under the Company’s equity compensation plans to provide that all 19,675 unvested stock options will continue to vest in accordance with the vesting schedule in the applicable option agreement and will remain exercisable following retirement for the duration of the term of the applicable option agreement, to the extent provided in the applicable award agreement; and that any vested portions of stock options awarded to Mr. Richey will remain exercisable following retirement for the duration of the term of the applicable option agreement, to the extent provided in the applicable award agreement.

•
The Company will reimburse Mr. Richey for his reasonable business expenses incurred during 2014 prior to his retirement and for up to $25,000 of his legal fees and expenses incurred in connection with his retirement and the Richey Retirement Agreement.

•
If a change in control of the Company occurs on or before January 31, 2016, any unpaid retirement benefit amounts described in the second through fifth bullets above provided under the Richey Retirement Agreement will accelerate and be payable to Mr. Richey or vest following the change in control.

•
Mr. Richey will continue as a participant in the Company’s death benefit only insurance plan at 1x his current salary and otherwise in accordance with the terms of the plan, subject to the Company’s right to amend or terminate the plan.

•
Mr. Richey will become entitled to any benefits he has accrued under the Company’s retirement benefit plans upon his retirement. Mr. Richey’s further participation as an active employee under the retirement benefit plans will cease as of his retirement and he will not be entitled to any additional benefit accruals under the plans. See the Company's 2014 definitive proxy statement on Schedule 14A for a more detailed description of the benefits for Mr. Richey under the Company's retirement benefit plans.

Under the Richey Retirement Agreement, in order for Mr. Richey to receive the payments and benefits described in the second through fifth bullet points above, he must agree, on or before December 29, 2014, to a general release of claims against the Company. Under the Richey Retirement Agreement, Mr. Richey reaffirmed his existing confidentiality and non-competition obligations to the Company.

The foregoing summary of the terms and conditions of the Richey Retirement Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.
Item 7.01    Regulation FD Disclosure.
On November 14, 2014, the Company issued a press release announcing the retirement of A. Malachi Mixon, III as the Executive Chairman of the Company, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.
On November 14, 2014, the Company issued a press release announcing the retirement of Joseph B. Richey, II as the President - Invacare Technologies Division and Senior Vice President - Electronic and Design Engineering of the Company, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference into this Item 7.01.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Retirement Agreement and Release by and between Invacare Corporation and A. Malachi Mixon, III.

10.2	Retirement Agreement and Release by and between Invacare Corporation and Joseph B. Richey, II.

99.1	Press Release, dated November 14, 2014

99.2	Press Release, dated November 14, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: November 14, 2014	By:	/s/ Robert K. Gudbranson
Robert K. Gudbranson
Interim President and
Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Retirement Agreement and Release by and between Invacare Corporation and A. Malachi Mixon, III.

10.2	Retirement Agreement and Release by and between Invacare Corporation and Joseph B. Richey, II.

99.1	Press Release, dated November 14, 2014

99.2	Press Release, dated November 14, 2014